Exhibit 99.1

Pacer International Reports Fourth Quarter and Annual Results

DUBLIN Ohio, February 9, 2011 (BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three- and twelve-month periods ended December 31, 2010.

2010 Highlights

•

Replaced a significant portion of the transitioned east-west big box business from intermodal marketing companies, or “IMCs,” that was substantially transitioned away from the Company by the end of the 2010 first quarter, which represented $248.6 million in revenues in 2009;

•

Reduced intermodal equipment directly owned and leased, and continued our progress on moving towards a more flexible equipment capacity model utilizing a combination of controlled equipment and pooled equipment to meet capacity needs;

•	Reduced selling, general and administrative costs by $32.8 million or 17.6% year over year;

•	Implemented a new internally-developed transportation management system replacing the systems previously provided by APL for our intermodal operations resulting in significant annual savings;

•	Strengthened our executive management team with people experienced in our industry and a history of achieving strategic objectives and growing intermodal and logistics business;

•

Successfully negotiated a new long-term five year, $125 million revolving credit facility, which matures on December 30, 2015. The new facility will lower interest rates and fees, as well as, increase flexibility through the elimination of capital expenditure limitations and easing of restrictive covenants;

•	Renewed multi-year automotive agreements in the north-south lanes.

FOURTH QUARTER RESULTS

•	Revenues were $373.3 million. Excluding the impact of the transition of the east-west big box IMC business, revenues improved by 2.7%;

•	Selling, general and administrative expenses decreased $6.0 million or 13.2%;

•	Operating income decreased by $17.3 million. Excluding the impact of significant items affecting comparability (see details below and tabular reconciliation attached), operating income increased 5.1%;

•	Net income decreased by $10.4 million. Excluding the impact of significant items affecting comparability, net income increased $1.4 million; and

•

Earnings per share decreased from income per share of $0.27 in 2009 to a loss per share of $0.03 in 2010. Excluding the impact of significant items affecting comparability, earnings per share increased from $0.01 to $0.05 per share in 2010.

(In millions, except for per share data)

	2010				2009
	Q1	Q2	Q3	Q4	Q4
Revenue	$363.7	$401.0	$364.8	$373.3	$420.2
Gross margin	$40.8	$44.8	$40.0	$42.2	$47.8
Gross margin %	11.2%	11.2%	11.0%	11.3%	11.4%
SG&A	$38.8	$40.2	$34.8	$39.4	$45.4
Operating income	0.6	3.2	3.3	1.0	18.3
Net income (loss)	(0.5)	1.4	1.1	(1.1)	9.3
Earnings per share	$(0.01)	$0.04	$0.03	$(0.03)	$0.27

“Over the past year we have continued to make progress towards achieving our strategic objectives and positioning our Company for future growth. We have successfully right-sized our infrastructure through the reduction of our equipment levels and overhead costs. The solidification of our business with our automotive customers and the execution of our long-term credit facility provide additional momentum as we enter 2011. We have made significant progress in 2010 on our journey towards becoming a world class integrated global door-to-door transportation and logistics solution provider.” commented Daniel W. Avramovich, chairman and CEO of Pacer.

ANNUAL RESULTS

•

Revenues decreased $71.4 million or 4.5%. Excluding the impact of the transition of the east-west big box IMC business and the sale of the truck services unit in August 2009, revenues increased by 16.1%;

•	Selling, general and administrative expenses decreased $32.8 million or 17.6%;

•

Operating income increased by $224.0 million. Excluding the impact of significant items affecting comparability (see details below and tabular reconciliation attached), operating income increased $40.6 million;

•	In the third quarter, Hurricane Alex adversely impacted the operating income by an estimated $3.5 million to $4.0 million in the 2010 period;

•	Net income increased from a loss of $174.8 million to income of $0.9 million. Excluding the impact of significant items affecting comparability, net income increased $26.0 million; and

•

Earnings per share increased from a loss per share of $5.03 in 2009 to income per share of $0.03 in 2010. Excluding the impact of significant items affecting comparability, earnings per share increased $0.75.

(In millions, except for per share data)

	2010	2009
Revenue	$1,502.8	$1,574.2
Gross margin	$167.8	$158.4
Gross margin %	11.2%	10.1%
SG&A	$153.2	$186.0
Operating income	8.1	(215.9)
Net income (loss)	0.9	(174.8)
Earnings per share	$0.03	$(5.03)

“Our 2010 earnings per share increased from a loss of $5.03 to income of $0.03, and excluding significant items affecting comparability, our earnings per share increased $0.75 from a loss per share of $0.60 in 2009. This earnings increase is reflective of the hard work we have put into our transformation, and in laying a strong foundation for future success.” said John J. Hafferty, CFO of Pacer. “We are pleased to see continued reductions in our costs, debt levels, increases in our operating cash flows, and with the execution of our long-term credit facility, additional flexibility and momentum as we enter 2011. We will continue to drive efficiencies in our network and leverage our infrastructure to drive results in 2011 and beyond.”

2011 GUIDANCE

Given the number of significant changes in our business model during 2010, we believe it is appropriate to provide guidance for the full year of 2011. We expect revenue to grow between 6% and 8% over 2010 driven by continued growth in our intermodal and international logistics businesses. Earnings per share is projected to range between $0.25 and $0.30 per share.

SIGNIFICANT ITEMS AFFECTING COMPARABILITY

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release. Significant items affecting comparability between periods, which primarily relate to the transformation of our business and the 2009 goodwill impairment charges, were as follows:

Fourth Quarter 2010 and 2009 Results:

•	Severance costs incurred in both periods;

•	Office exit costs incurred in both periods;

•	Equipment exit costs incurred in 2010 for right-sizing of our equipment fleet as a result of the transition of our east-west big box IMC business;

•	Deferred financing cost written off in 2010 associated with the refinancing of our credit agreement;

•	2009 gain recognized as a result of the execution of the November 3, 2009 Union Pacific contract.

Annual 2010 and 2009 Results (in addition to the items above):

•	Goodwill impairment charges in 2009;

•	Gain on sale of chassis recognized in 2010 associated with the right-sizing of our equipment fleet as a result of the transition of our east-west big box IMC business;

•	Deferred financing cost write off in 2009 associated with the amending our prior credit agreement; and

•	2009 gain recognized as a result of the sale of certain assets of our truck service unit.

CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET, today (Wednesday, February 9, 2011). To participate, please call five minutes early by dialing (800) 230-1085 (in USA) and ask for "Pacer International 4th Quarter Earnings Call." International callers can dial (612) 288-0329.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from February 9, 2011 at 7:30 p.m. ET to March 9, 2011 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 188608. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission. These non-GAAP measures include (1) adjusted net income and adjusted income from operations for the logistics and intermodal segments and on a consolidated basis, which exclude the effect significant items affecting comparability between periods (see discussion above) and (2) adjusted revenues, which exclude the impact of the transition of the east-west big box IMC business and the sale of the truck services unit in August 2009. These non-GAAP measures are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements, including revenue and earnings per share guidance, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the continued effect of the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; changes resulting from our November 2009 arrangements with Union Pacific that have reduced revenues and have compressed margins; changes in the terms of new or replacement contracts with our underlying rail carriers that are less favorable to us relative to our legacy contracts as these expire (including our legacy contract with Union Pacific, expiring in 2011 which continues to apply to our automotive and international lines of business, and our legacy contract with CSX, expiring in 2014); our reliance on Union Pacific to provide us with, and to service and maintain, the equipment used in our business; our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the covenants in our credit agreement; increases in interest rates; the loss of one or more of our major customers; the effect of uncertainty surrounding the current economic environment on the transportation needs of our customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; increases in interest rates; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the degree and timing of changes in fuel prices, including changes in the fuel costs and surcharges that we pay to our vendors and those that we are able to collect from our customers; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in selecting, developing and implementing applications and solutions to update or replace our diverse legacy systems; increases in our leverage; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 23, 2010 and the Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2010 filed with the SEC on November 8, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

####

INVESTOR CONTACT:

Pacer International, Inc.

Steve Markosky, 614-923-1703

VP Investor Relations & Financial Planning & Analysis

steve.markosky@pacer.com

MEDIA CONTACT:

Princeton Partners

Erin Bijas

Senior Account Manager, Public Relations

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Unaudited Condensed Consolidated Balance Sheet

(in millions)

	December 31, 2010	December 31, 2009
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$4.2	$2.8
Accounts receivable, net	152.5	152.3
Prepaid expenses and other	15.4	26.5
Deferred income taxes	6.3	4.8

Total current assets	178.4	186.4

Property and equipment
Property and equipment at cost	97.4	107.7
Accumulated depreciation	(53.7)	(64.5)

Property and equipment, net	43.7	43.2

Other assets
Deferred income taxes	24.3	31.3
Other assets	15.5	14.3

Total other assets	39.8	45.6

Total assets	$261.9	$275.2

Liabilities & Equity

Current liabilities
Current maturities of debt and capital leases	$—	$23.3
Book overdraft	2.7	4.5
Accounts payable and other accrued liabilities	144.8	144.7

Total current liabilities	147.5	172.5

Long-term liabilities
Long-term debt	13.4	—
Other	2.5	5.9

Total long-term liabilities	15.9	5.9

Total liabilities	163.4	178.4

Stockholders’ equity
Preferred stock	—	—
Common stock	0.4	0.4
Additional paid-in-capital	302.5	301.5
Accumulated deficit	(204.1)	(205.0)
Accumulated other comprehensive loss	(0.3)	(0.1)

Total stockholders’ equity	98.5	96.8

Total liabilities and stockholders’ equity	$261.9	$275.2

Pacer International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues	$373.3	$420.2	$1,502.8	$1,574.2

Operating Expenses:
Cost of purchased transportation and services	307.7	342.0	1,240.5	1,291.3
Direct operating expense (excluding depreciation)	23.4	30.4	94.5	124.5
Selling, general and administrative expenses	39.4	45.4	153.2	186.0
Goodwill impairment charge	—	—	—	200.4
Other income	—	(17.5)	—	(18.9)
Depreciation and amortization	1.8	1.6	6.5	6.8

Total operating expenses	372.3	401.9	1,494.7	1,790.1

Income (loss) from operations	1.0	18.3	8.1	(215.9)

Interest expense, net	(2.9)	(1.6)	(6.6)	(4.5)

Income (loss) before income taxes	(1.9)	16.7	1.5	(220.4)

Income tax (benefit)	(0.8)	7.4	0.6	(45.6)

Net income (loss)	$(1.1)	$9.3	$0.9	$(174.8)

Earnings (loss) per share:

Basic:
Earnings (loss) per share	$(0.03)	$0.27	$0.03	$(5.03)

Weighted average shares outstanding	34,911,913	34,787,301	34,921,594	34,767,275

Diluted:
Earnings (loss) per share	$(0.03)	$0.27	$0.03	$(5.03)

Weighted average shares outstanding	34,911,913	34,904,388	34,946,175	34,767,275

Pacer International, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in millions)

	Year Ended
	December 31, 2010	December 31, 2009
Cash Flows from Operating Activities
Net income (loss)	$0.9	$(174.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6.5	6.8
Gain on sale of property, equipment and other assets	(2.5)	(1.9)
Gain on sale lease-back transaction	(0.8)	—
Deferred taxes	5.2	(38.4)
Goodwill impairment charge	—	200.4
Stock based compensation expense	1.3	2.1
Changes in operating assets and liabilities:
Accounts receivables, net	(0.2)	31.2
Prepaid expenses and other	11.1	0.7
Accounts payable and other accrued liabilities	(1.2)	(20.9)
Other long-term assets	0.4	2.3
Other long-term liabilities	(4.6)	5.0

Net cash provided by operating activities	16.1	12.5

Cash Flows from Investing Activities
Capital expenditures	(8.2)	(9.2)
Net proceeds from sale lease-back transaction	2.4	—
Proceeds from software license amendment	—	22.5
Proceeds from sales of property, equipment and other assets	2.8	2.4

Net cash provided by (used in) investing activities	(3.0)	15.7

Cash Flows from Financing Activities
Net repayments under revolving line of credit agreement	(9.6)	(23.4)
Debt issuance costs paid to third parties	(1.6)	(1.4)
Dividends paid to shareholders	—	(5.2)
Repurchase and retirement of Pacer common stock	(0.2)	(0.1)
Capital lease obligation repayment	(0.3)	(0.3)

Net cash used in financing activities	(11.7)	(30.4)

Net increase (decrease) in cash and cash equivalents	1.4	(2.2)

Cash and cash equivalents - beginning of period	2.8	5.0

Cash and cash equivalents - end of period	$4.2	$2.8

Pacer International, Inc.

Unaudited Results by Segment

(in million)

	Three Months Ended				Years Ended
	2010	2009	Change	% Change	2010	2009	Change	% Change

Revenues
Intermodal	$281.2	$325.9	$(44.7)	(13.7)%	$1,081.5	$1,190.7	$(109.2)	(9.2)%
Logistics	92.1	94.9	(2.8)	(3.0)	422.1	385.6	36.5	9.5
Inter-segment eliminations	—	(0.6)	0.6	(100.0)	(0.8)	(2.1)	1.3	(61.9)

Total	373.3	420.2	(46.9)	(11.2)	1,502.8	1,574.2	(71.4)	(4.5)

Cost of purchased transportation and services and direct operating expense 1/
Intermodal	254.5	292.0	(37.5)	(12.8)	970.1	1,089.4	(119.3)	(11.0)
Logistics	76.6	81.0	(4.4)	(5.4)	365.7	328.5	37.2	11.3
Corporate	—	(0.6)	0.6	(100.0)	(0.8)	(2.1)	1.3	(61.9)

Total	331.1	372.4	(41.3)	(11.1)	1,335.0	1,415.8	(80.8)	(5.7)

Gross margin
Intermodal	26.7	33.9	(7.2)	(21.2)	111.4	101.3	10.1	10.0
Logistics	15.5	13.9	1.6	11.5	56.4	57.1	(0.7)	(1.2)

Total	$42.2	$47.8	$(5.6)	(11.7)%	$167.8	$158.4	$9.4	5.9%

Gross margin percentage
Intermodal	9.5%	10.4%	(0.9)%		10.3%	8.5%	1.8%
Logistics	16.8	14.6	2.2		13.4	14.8	(1.4)

Total	11.3%	11.4%	(0.1)%		11.2%	10.1%	1.1%

1/	Direct operating expenses are only incurred in the intermodal segment

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Three Months Ended December 31, 2010 and December 31, 2009

(in millions, except share and per share amounts)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009				Adjusted
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results	Variance 2010 vs 2009
Income (loss) from operations - intermodal	$4.7	$2.7	1/	$7.4	$23.5	$(15.4)	6/	$8.1	$(0.7)
Income (loss) from operations - logistics	(0.3)	0.3	2/	—	(0.1)	0.2	7/	0.1	(0.1)
Income (loss) from operations - corporate	(3.4)	0.1	3/	(3.3)	(5.1)	0.8	8/	(4.3)	1.0

Income (loss) from operations - total	1.0	3.1		4.1	18.3	(14.4)		3.9	0.2
Interest expense	2.9	(1.6)	4/	1.3	1.6	—		1.6	(0.3)

Income (loss) before income taxes	(1.9)	4.7		2.8	16.7	(14.4)		2.3	0.5
Income tax (benefit)	(0.8)	1.8	5/	1.0	7.4	(5.5)	9/	1.9	(0.9)

Net income (loss)	$(1.1)	$2.9		$1.8	$9.3	$(8.9)		$0.4	$1.4

Diluted earnings (loss) per share	$(0.03)	$0.08		$0.05	$0.27	$(0.25)		$0.01	$0.04

Weighted average shares outstanding	34,911,913	34,911,913		34,911,913	34,904,388	34,904,388		34,904,388

1/	Intermodal severance expense of $0.9 million, $1.0 million of office and $0.8 million of equipment exit costs.
2/	Logistics severance expense.
3/	Corporate office exit costs.
4/	Write off of deferred financing costs associated with the prior debt agreement as a result of refinancing.
5/	Income tax impact of the adjustments.
6/	Intermodal segment gain on Union Pacific contract of $17.5 million, offset by office exit costs of $0.2 million and severance expense of $1.9 million.
7/	Logistics segment severance expense.
8/	Corporate severance expense.
9/	Income tax impact of the adjustments.

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Years Ended December 31, 2010 and December 31, 2009

(in millions, except share and per share amounts)

	Year Ended December 31, 2010				Year Ended December 31, 2009				Adjusted
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results	Variance 2010 vs 2009
Income (loss) from operations - intermodal	$24.2	$3.4	1/	$27.6	$(161.0)	$156.3	6/	$(4.7)	$32.3
Income (loss) from operations - logistics	0.9	0.3	2/	1.2	(36.4)	31.3	7/	(5.1)	6.3
Income (loss) from operations - corporate	(17.0)	1.8	3/	(15.2)	(18.5)	1.3	8/	(17.2)	2.0

Income (loss) from operations - total	8.1	5.5		13.6	(215.9)	188.9		(27.0)	40.6
Interest expense, net	6.6	(1.6)	4/	5.0	4.5	(0.3)	4/	4.2	0.8

Income (loss) before income taxes	1.5	7.1		8.6	(220.4)	189.2		(31.2)	39.8
Income tax (benefit)	0.6	2.7	5/	3.3	(45.6)	35.1	9/	(10.5)	13.8

Net income (loss)	$0.9	$4.4		$5.3	$(174.8)	$154.1		$(20.7)	$26.0

Diluted earnings (loss) per share	$0.03	$0.13		$0.15	$(5.03)	$4.43		$(0.60)	$0.75

Weighted average shares outstanding	34,946,175	34,946,175		34,946,175	34,767,275	34,767,275		34,767,275

1/	Intermodal severance expense of $2.1 million, $1.0 million of office and $2.5 million of equipment exit costs, offset by a $2.2 million gain on sale of chassis.
2/	Logistics severance expense.
3/	Corporate severance expense of $1.7 million and $0.1 million of office exit costs.
4/	Write off of deferred financing costs associated with the prior debt agreements as a result of refinancing.
5/	Income tax impact of the adjustments.
6/	Intermodal segment goodwill impairment charge of $169.0 million, severance expense of $4.6 million and office exit costs of $0.2 million, offset by $17.5 million of Union Pacific contract gain.
7/	Logistics segment goodwill impairment charge of $31.4 million plus severance expense of $1.3 million, offset by a $1.4 million gain on the sale of certain assets of the truck services unit.
8/	Corporate severance expense.
9/	Income tax impact of the adjustments.

Pacer International, Inc.

Reconciliation of GAAP Revenues to Adjusted Revenues

For the Three Months and Years Ended December 31, 2010 and December 31, 2009

(in millions)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009				Adjusted
	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results	Variance 2010 vs 2009
Revenues:
Intermodal	$281.2	$(2.3)	1/	$278.9	$325.9	$(58.8)	1/	$267.1	$11.8
Logistics	92.1	—		92.1	94.9	—		94.9	(2.8)
Inter-segment elimination	—	—		—	(0.6)	—		(0.6)	0.6

	$373.3	$(2.3)		$371.0	$420.2	$(58.8)		$361.4	$9.6

	Year Ended December 31, 2010				Year Ended December 31, 2009				Adjusted
	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results	Variance 2010 vs 2009
Revenues:
Intermodal	$1,081.5	$(26.6)	1/	$1,054.9	$1,190.7	$(248.6)	1/	$942.1	$112.8
Logistics	422.1	—		422.1	385.6	(53.6)	2/	332.0	90.1
Inter-segment elimination	(0.8)	—		(0.8)	(2.1)	—		(2.1)	1.3

	$1,502.8	$(26.6)		$1,476.2	$1,574.2	$(302.2)		$1,272.0	$204.2

1/	Transitioned east-west big box revenues from intermodal marketing companies.
2/	Revenues from truck services unit, certain assets of which were sold in August 2009.